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                                                                     EXHIBIT 4.2
                          FIRSTWAVE TECHNOLOGIES, INC.

                              --------------------

                             STOCK PURCHASE WARRANT

                              --------------------


NUMBER OF SHARES OF COMMON STOCK: 16,668               WARRANT CERTIFICATE NO. 1
DATE OF ISSUANCE: MAY ___, 1999                DATE OF EXPIRATION: MAY ___, 2001

                  1. Grant. For value received, Firstwave Technologies, Inc., a Georgia corporation (the "Company"), hereby grants to _______________ ("__________" and, along with its successors and assigns, "Holder"), at the exercise price set forth in Section 3 below, the right to purchase, at any time, 16,668 shares (the "Warrant Shares") (subject to adjustment as set forth in Section 5 below) of the Company's common stock, no par value per share (the "Shares"). This Warrant is issued in connection with and as partial consideration for the consulting services to be rendered by ___________ to the Company.

                  2. Exercise Period. The Holder may exercise, but only in full and not in part, the purchase rights represented by this Warrant at any time on or after the Date of Issuance but not later than 5:00 p.m., Eastern time, on the Date of Expiration identified above.

                  3. Exercise Price. The aggregate exercise price of this Warrant (the "Exercise Price") shall be the number of Warrant Shares multiplied by $2.00, subject to adjustment, if any, pursuant to Section 5 hereof.

                  4. Reservation of Shares. The Company shall, at all times, reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued Shares or other securities of the Company as the Board of Directors of the Company in good faith estimates will be sufficient to permit the exercise in full of this Warrant. Upon such issuance, all such Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

                  5. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares that may be purchased under this Warrant shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) If the number of Shares outstanding at any time after the Date of Issuance is increased by a stock dividend payable in Shares (excluding any Shares issued in payment of dividends to holders of the Company's Series A Convertible Preferred Stock or any other series of Preferred Stock) or by a subdivision or split-up of the Shares, then, on the date such payment is made or such change is effective, the Exercise Price per share shall be appropriately decreased and



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the number of Warrant Shares issuable hereunder shall be increased in proportion to such increase in outstanding shares. If the number of Shares outstanding at any time after the Date of Issuance is decreased by a combination of the outstanding Shares, then, on the effective date of such combination, the Exercise Price per share shall be appropriately increased and the number of Warrant Shares issuable hereunder shall be decreased in proportion to such decrease in outstanding Shares.

                  (b) If this Warrant shall be exercised after any merger, consolidation, exchange of equity securities, or reorganization of the Company, or other similar event (an "Extraordinary Event"), occurring after the Date of Issuance, as a result of which Shares shall be changed into the same or a different number of equity securities of the same or another class or classes of securities of the Company or another entity, then the Holder exercising this Warrant shall receive, for the total Exercise Price that would have been payable if this Warrant had been exercised in full immediately before the Extraordinary Event, the total number and class of equity securities or other securities that the Holder would have received if this Warrant had been exercised immediately before the Extraordinary Event; provided, however, that the Holder shall be subject to the same dilution of its interests resulting from the Extraordinary Event as any other holder of Shares.

                  6. No Common Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

                  7.     Exercise Procedure.

                  (a) This Warrant shall be deemed to have been exercised when the Company has received all of the following:

                           (i) a written subscription substantially in the form of Exhibit A attached hereto, completed and executed by the Holder;

                           (ii)     this Warrant; and

                           (iii) payment of the total Exercise Price for the Warrant Shares to be purchased, which payment shall be made, at the option of the Holder, (i) in legal tender, or (ii) by bank cashier's or certified check, at the principal office of the Company.

                  (b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                  8. Transfer. This Warrant shall be registered on the books of the Company which shall be kept at the offices of the Company for that purpose, and shall be transferable in full, but only on such books by the Holder in person or by duly authorized attorney with written notice



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substantially in the form of Exhibit "B" attached hereto. The Company may issue appropriate stop orders to its transfer agent to prevent a transfer in violation of the preceding paragraph.

                  9. Replacement of Warrant. At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) if required by the Company, upon reasonably satisfactory indemnification, the Company, at Holder's expense, will issue in lieu thereof a new Warrant of like tenor.

                  10. Governing Law. This Warrant shall be construed according to the laws of Georgia.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its President, as of the 3rd day of May, 1999.

                                                    FIRSTWAVE TECHNOLOGIES, INC.


                                                    By:_________________________
                                                        Name:___________________
                                                        Title:__________________





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                                    EXHIBIT A
                            IRREVOCABLE SUBSCRIPTION

To:      FIRSTWAVE TECHNOLOGIES, INC.

         The undersigned hereby elects to exercise its right under the attached Warrant by purchasing _____________ shares of common stock of Firstwave Technologies, Inc., and/or such other consideration, if any, which the undersigned is entitled to receive, and hereby irrevocably subscribes thereto. The certificates for such shares shall be issued in the name of, and such other consideration, if any, shall be issued in the name of or paid or delivered to:

         -----------------------
         (Name)

         -----------------------
         (Address)

         -----------------------
         (Taxpayer Number)

         and delivered to:

         -----------------------
         (Name)

         -----------------------
         (Address)

         The Exercise Price of $_______________ is enclosed.

         Date:_________________________



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                                    EXHIBIT B

                                   ASSIGNMENT


       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


------------------------------------
(Name)

------------------------------------
(Address)

       the attached Warrant, together with all right, title and interest therein to purchase __________ shares of common stocks of Firstwave Technologies, Inc., and does hereby irrevocably appoint __________________ as attorney-in-fact to transfer said Warrant on the books of Firstwave Technologies, Inc., with full power of substitution in the premises.

       Done this ______ day of __________________________, _______.









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                                                     (Signature)

                                           ------------------------------------
                                                     (Name and title)

                                           ------------------------------------

                                           ------------------------------------
                                                                      (Address)



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